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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
                                             JURISDICTION OF
NAME OF ENTITY:                              INCORPORATION:
---------------                              --------------
Applix B.V.                                  The Netherlands

Applix Canada, Inc.                          Delaware

Applix Foreign Sales Corporation             Barbados

Veriteam France                              France

Applix GmbH                                  Germany

Veriteam GmbH                                Germany

Applix (UK) Limited                          United Kingdom

Veriteam Limited                             United Kingdom

Applix Securities Corp.                      Massachusetts

Applix Singapore, Inc.                       Delaware

Applix Australia Pty. Ltd.                   Australia

Dynamic Decisions Pty. Limited               Australia

Sinper Corporation                           Florida

Target Systems Corporation                   Massachusetts

Veriteam, Inc.                               Delaware

Applix (Schweiz) AG                          Switzerland

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